UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 20, 2016

CSI Compressco LP
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3809 S. FM 1788
Midland, Texas 79706
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (432) 563-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2016, Derek C. Coffie was elected Chief Financial Officer and appointed principal accounting officer of CSI Compressco GP Inc., the general partner (“General Partner”) of CSI Compressco LP, a Delaware limited partnership (the “Partnership”). Effective the same day, Elijio V. Serrano resigned from his positions as Chief Financial Officer and principal accounting officer of the General Partner. Mr. Serrano will continue his existing responsibilities as Senior Vice President and Chief Financial Officer of TETRA Technologies, Inc., which is the owner of the General Partner and 42% of the outstanding units of the Partnership.

Mr. Coffie served as vice president finance and controller of United Holdings LLC from January 2015 until June 2016. United Holdings, which provides fracturing equipment and diesel engine repair services to the energy sector, is a subsidiary of Kirby Corporation, a publicly traded company subject to the reporting requirements of the Securities Exchange Act of 1934. From June 2014 to January 2015, he was engaged in independent consulting. From May 2008 to June 2014, Mr. Coffie served as vice president and chief financial officer of Lennox International’s Heatcraft Worldwide Refrigeration division, a provider of commercial refrigeration systems in markets around the world. Previously, he held various senior level financial and management roles, beginning with his 16 year career at Monsanto Company. He earned a Bachelor of Science in Accounting from Tennessee State University and an MBA from Washington University’s Olin School of Business.

In connection with Mr. Coffie’s appointment as Chief Financial Officer, the Board of Directors of the General Partner approved an annual base salary of $250,000 and a target annual cash incentive bonus opportunity equal to 35% of his base salary. The Board of Directors has authorized the grant to Mr. Coffie of an employment inducement award of 25,189 phantom units under the Partnership’s Amended and Restated 2011 Long Term Incentive Compensation Plan, effective June 20, 2016. Beginning in 2017, Mr. Coffie will be eligible to participate in annual grants of long-term incentives similar to the General Partner’s other executives. Mr. Coffie is entitled to reimbursement of moving costs and customary closing costs for the sale of his existing home and relating to the purchase of a new home. The Company has entered into the Partnership’s general form of employment agreement, which evidences the at-will nature of Mr. Coffie’s employment and does not set forth or guarantee the term of employment, salary, or other incentives, all of which are entirely at the discretion of the Board of Directors.

There are no arrangements or understandings between Mr. Coffie and any other person pursuant to which he was appointed as an officer of the General Partner. Neither the General Partner nor the Board of Directors is aware of any transaction in which Mr. Coffie has an interest that requires disclosure under Item 404(a) of Regulation S-K.

Mr. Coffie will be indemnified by the General Partner pursuant to the Certificate of Incorporation and Bylaws of the General Partner and by the Partnership pursuant to the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended, for actions associated with being an officer. It is anticipated that the Partnership will enter into an Indemnification Agreement with Mr. Coffie in the same form the Partnership offers to its directors and executive officers. A copy of the form of the Indemnification Agreement is filed as Exhibit 10.5 to the Partnership’s Registration Statement on Form S-1/A (Registration No. 333-155260) filed on May 27, 2011 and incorporated in this Item 5.02 by reference.
A copy of the press release announcing Mr. Coffie’s appointment and Mr. Serrano’s resignation as Chief Financial Officer and principal accounting officer is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated June 20, 2016, announcing the resignation of Elijio V. Serrano and the appointment of Derek C. Coffie as Chief Financial Officer and principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP
By:	CSI Compressco GP Inc., its general partner
By:	/s/Timothy A. Knox
Timothy A. Knox
President
Date: June 20, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 20, 2016, announcing the resignation of Elijio V. Serrano and the appointment of Derek C. Coffie as Chief Financial Officer and principal accounting officer.

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